Exhibit 99.1

Press Release

DRAFT - NOT FOR IMMEDIATE RELEASE

For further information:	Investor Relations and
Media:	Corporate Communications:
Kerry Beth Daly	Amy Hedison
Fleishman-Hillard	EXACT Sciences
P: (617) 267-8223	P: (508) 683-1252
E: dalyk@fleishman.com	E: ahedison@exactsciences.com

EXACT SCIENCES APPOINTS HARRY W. WILCOX SENIOR
VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Marlborough, Mass. – September 28, 2004 – EXACT Sciences Corporation (NASDAQ: EXAS) announced today that Harry W. Wilcox has been appointed Senior Vice President and Chief Financial Officer.

“We are delighted to have Harry join our senior management team at this important time in our Company’s development,” said Don M. Hardison, EXACT Sciences’ President and CEO.  “Harry brings a wealth of business experience to EXACT Sciences that goes well beyond financial expertise and acumen.  His familiarity with the life sciences sector, and the many business relationships he has built over the years will be important as we move our Company forward.  Thus, in addition to his financial responsibilities, I expect that Harry will provide significant contributions to a number of strategic initiatives.”

Mr. Wilcox joins EXACT Sciences from Beacon BioPartners of Natick, Mass., where he was a partner. Prior to Beacon BioPartners, Mr. Wilcox was the Interim Chief Executive Officer at Biostratum, Inc., a North Carolina-based biotechnology company, and Executive Vice President, Chief of Finance and Corporate Development at Pyrosequencing AB, a Swedish life sciences tools company with U.S. operations based in Westborough, Mass.  Mr. Wilcox also was the President and Chief Executive Officer of Cambridge NeuroScience, Inc. prior to its sale to CeNeS Pharmaceuticals, a founding partner of Highland Capital Partners, and worked at Cellcor, Inc. and Charles River Ventures in financial and business development capacities.

About EXACT Sciences Corporation

EXACT Sciences Corporation is a leader in rapidly applying genomics knowledge to develop effective, patient-friendly screening methods to detect cancer early, to assist physicians in saving patients’ lives.  Its first commercial test, PreGen-Plus™, is used for screening colorectal cancer in the average-risk population.  Colorectal cancer, which is the most deadly cancer among non-smokers, is curable if detected early.  Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low, and deaths from colorectal cancer remain high.  EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated.  Founded in 1995, EXACT Sciences is based in Marlborough, Mass.  Detailed information on EXACT Sciences and PreGen-Plus can be found on the World Wide Web at www.exactsciences.com and www.pregenplus.com.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning, among other things, its business outlook and the effectiveness and market acceptance of its technologies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements.  In particular, the risks and uncertainties include, among other things, the ability of EXACT Sciences to become profitable; its ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ products and services; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance of the PreGen-Plus test; the inclusion of PreGen-Plus in cancer screening guidelines; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer; and the ability to raise additional capital on acceptable terms.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.  For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent SEC filings.

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